UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2011

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Supplemental Indenture

On May 23, 2011, FelCor Lodging Limited Partnership (“FelCor LP”), a subsidiary, and the operating partnership, of FelCor Lodging Trust Incorporated (the “Company” or “FelCor”), assumed $525 million in aggregate principal amount of senior secured notes (the “Notes”), which were originally issued by a wholly-owned subsidiary of FelCor LP (“FelCor Escrow Sub”). The Notes bear a fixed interest rate of 6.75 percent per year and mature on December 1, 2019, are guaranteed by the Company and certain of its subsidiaries, and are secured by a combination of (i) first lien mortgages and related security interests on six hotels and (ii) pledges of equity interests in certain subsidiaries of FelCor LP.  The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.

The proceeds from the offering and the sale of the Notes were deposited in escrow pending assumption of the Notes by FelCor LP as described above. The net proceeds of the offering were approximately $512 million after fees and expenses.  As previously announced, FelCor LP agreed to acquire Morgans New York for $51.8 million and Royalton New York for $88.2 million (together, the “Acquisitions”) from affiliates of Morgans Hotel Group Corp. The Acquisitions, which were the primary condition to the release of proceeds from escrow, were consummated on May 23, 2011, and were funded with a portion of the net proceeds of the offering. The remainder of the net proceeds of the offering will be used for general corporate purposes, including repayment of certain indebtedness, which will lower the Company’s overall cost of debt and extend its maturity profile, and to fund future acquisition opportunities.

The Notes are governed by an indenture (the “Indenture”) entered into by FelCor Escrow Sub, Wilmington Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent, registrar and paying agent. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. In connection with the assumption of the Notes, and the provision of the guaranties, as described above, the Company, FelCor LP and certain of their subsidiaries (including FelCor Escrow Sub) entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and FelCor LP entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC on its own behalf and as representative of the other initial purchasers of the Notes, which became effective when FelCor LP assumed the Notes. The Company and FelCor LP have agreed to use their commercially reasonable efforts, at their cost, to file and cause to become effective, an exchange offer registration statement with respect to an offer to exchange the Notes for notes identical to the Notes (except that the exchanged notes will not have restrictions on transfer), or, under certain circumstances to file a shelf registration statement to cover the resale of the Notes. The Registration Rights Agreement provides that the exchange offer will remain open for at least 20 business days after notice is mailed to the holders of the Notes. If the Company and FelCor LP fail to file a registration statement required by the Registration Rights Agreement within the prescribed time periods, or any such registration statement is not declared effective within the prescribed time periods, FelCor LP will be required to pay additional interest to the holders of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Pledge Agreement and Mortgage

In connection with FelCor LP’s assumption of the Notes, FelCor LP, the Company and certain of its subsidiaries, as pledgors, entered into a pledge agreement (the “Pledge Agreement”) with Deutsche Bank Trust Company Americas, as collateral agent (“Collateral Agent”), pursuant to which FelCor LP and the subsidiary pledgors granted a security interest in certain equity interests to the Collateral Agent. In addition, certain subsidiaries of the Company entered into mortgages or deeds of trust with the Collateral Agent, pursuant to which the subsidiaries granted mortgage liens and security interests in the hotel properties and related assets owned by them to the Collateral Agent. The security interests in the equity interests and the mortgage liens and security interests in the hotel properties will be released automatically upon payment in full of all amounts due under the Notes or otherwise upon release by the Trustee in accordance with the Indenture. Copies of a Form of Mortgage and the Pledge Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See “Indenture and Supplemental Indenture” under Item 1.01 above, which is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of
 Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 21, 2011, the Board of Directors of the Company unanimously approved an amendment to its 2005 Restricted Stock and Stock Option Plan (the “Plan”) that increased the number of shares available for issuance under the Plan by 3,200,000 shares, but otherwise left the Plan unchanged. As noted below, the Company’s common stockholders approved the Plan amendment at their 2011 annual meeting. A description of the Plan is included in the Company's Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 13, 2011 under the heading “Proposal 2: Amendment of our 2005 Restricted Stock and Stock Option Plan.” That description of the Plan is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended Plan, which is attached as Appendix A to the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

FelCor held its Annual Meeting of Stockholders on May 25, 2011. FelCor’s common stockholders were asked to vote on five proposals: electing directors, approving an amendment to FelCor’s equity compensation plan, an advisory vote on executive compensation, and an advisory vote on the frequency of votes on executive compensation, and ratifying PricewaterhouseCoopers LLP as FelCor’s auditors for 2011. FelCor’s preferred stockholders were entitled to elect two other directors; however, no nominations were submitted in accordance with FelCor’s charter and bylaws. In addition, quorum of FelCor’s preferred stockholders was not present, and FelCor’s preferred stockholders were unable to conduct any business at the meeting. Consequently, the two directors previously elected by FelCor’s preferred stockholders, C. Brian Strickland and Christopher J. Hartung, continue to serve as holdover directors until their successors are duly elected or, if earlier, FelCor’s accrued but unpaid preferred dividends are paid in full.

Proposal 1 - Election of Directors

Final votes regarding the election of four directors for terms expiring at the 2014 annual meeting of stockholders are set forth below. Each director nominee was re-elected for a three-year term.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Robert F. Cotter	68,829,781	7,728,463	76,968	13,387,878
Thomas J. Corcoran, Jr.	65,275,277	11,144,855	61,847	13,541,111
Thomas C. Hendrick	65,566,595	10,979,877	88,740	13,387,878
Mark D. Rozells	58,827,501	17,372,682	75,029	13,387,878

Proposal 2 - Amendment and restatement of FelCor’s 2005 Restricted Stock and Stock Option Plan

Final votes regarding the amendment of FelCor’s 2005 Restricted Stock and Stock Option Plan to increase the number of shares available for issuance thereunder by 3,200,000 are set forth below. The amendment and restatement of the plan was approved.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
61,151,880	15,440,624	42,708	13,387,878

Proposal 3 - Advisory Vote on Executive Compensation

The final non-binding, advisory votes regarding the 2010 compensation of FelCor’s named executive officers are set forth below.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
64,835,102	11,728,961	71,148	13,387,879

Proposal 4 - Frequency of Advisory Vote on Executive Compensation

Final non-binding, advisory votes regarding the frequency of advisory voting on executive compensation are set forth below.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
65,220,307	400,413	10,937,479	77,012	13,387,879

FelCor’s Board of Directors recommended annual advisory voting on executive compensation. Taking into account the preferences of FelCor’s stockholders, as indicated by the foregoing vote, FelCor will hold advisory votes on the compensation of FelCor’s named executive officers annually until the next required (non-binding) vote on the frequency of advisory “say-on-pay” votes.

Proposal 5 - Ratification of Appointment of Independent Registered Public Accountants

Final votes on the ratification of the appointment of PricewaterhouseCoopers LLP as FelCor’s independent auditors for the 2011 calendar year are set forth below. The foregoing appointment was ratified.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
89,426,717	494,588	101,785	–

Section 8 - Other Events

Item 8.01 Other Events.
In connection with FelCor LP’s assumption of the Notes, the Company, FelCor LP and certain of their subsidiaries entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) to the indenture governing FelCor LP’s 10% Senior Secured Notes due 2014 (the “10% Notes”) to add as subsidiary guarantors thereof those subsidiaries of FelCor LP that became subsidiary guarantors of the Notes if they were not previously subsidiary guarantors of the 10% Notes. Previously, the Company, FelCor LP and certain of their subsidiaries entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture governing the 10% Notes that clarified the limitation on liens by correcting a typographical error. Copies of the Fourth Supplemental Indenture and the Fifth Supplemental Indenture are attached hereto as Exhibits 4.4 and 4.5, respectively, and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
Description of Exhibit

4.1
Indenture, dated as of May 10, 2011, by and between FelCor Escrow Holdings, L.L.C. and Wilmington Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as Collateral Agent, Registrar and Paying Agent.

4.2
First Supplemental Indenture, dated as of May 23, 2011, by and among FelCor Escrow Holdings, L.L.C., FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, certain of their subsidiaries, as guarantors, and Wilmington Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as Collateral Agent, Registrar and Paying Agent.

4.3	Registration Rights Agreement, dated May 10, 2011, among FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC.

4.4
Fourth Supplemental Indenture, dated as of March 3, 2011, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, certain of their subsidiaries, as guarantors, and U.S. Bank National Association, as trustee.

4.5
Fifth Supplemental Indenture, dated as of May 23, 2011, by and among FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, certain of their subsidiaries, as guarantors, and U.S. Bank National Association, as trustee.

10.1	Form of [Fee and] Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

10.2
Pledge Agreement, dated as of May 23, 2011, among FelCor Lodging Limited Partnership, FelCor Lodging Trust Incorporated, the subsidiaries named therein, and Deutsche Bank Trust Company Americas, as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: May 27, 2011	By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary